Exhibit 107

Calculation of Filing Fee Tables

Form F-1

(Form Type)

ORIENTAL RISE HOLDINGS LIMITED

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (1) (2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Underwritten Offering
Fees to be Paid	Equity	ordinary shares, $0.0008 par value per share (1)(2)(3)	457(o)	3,450,000	$4.00	$13,800,000	0.0001476	$2,036.88
	Other	Representative’s Warrants (4)				—
Fees to be Paid	Equity	ordinary shares, $0.0008 par value per share, issuable upon exercise of Representative’s Warrants (1)(2)(3)(5)	457(o)	172,500	$4.00	$690,000	0.0001476	$101.84

		Selling Shareholders Offering
Fees to be Paid	Equity	ordinary shares, $0.0008 par value per share (1)(3)	457(o)	1,000,000	$4.00	$4,000,000	0.0001476	$590.4
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$18,490,000		$2,729.12
	Total Fees Previously Paid							$0
	Total Fee Offsets							0
	Net Fee Due							$2,729.12

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Includes the aggregate offering price of additional shares that the underwriters have a 45-day option to purchase to cover over-allotments, if any.

(3)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(4)	No separate registration fee required pursuant to Rule 457(g) under the Securities Act of 1933, as amended.

(5)	The Representative’s Warrants may be exercised at a price per share equal to 120% of the initial public offering price of the ordinary shares sold in this offering, or $4.80.